UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2023

CYTOSORBENTS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36792	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 College Road East Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 329-8885

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, $0.001 par value	CTSO	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2023, the Board of Directors (the “Board”) and the Compensation Committee (the “Compensation Committee”) of the Board of CytoSorbents Corporation (the “Company”) approved the following incentive equity awards for the Company’s named executive officers:

Name	Position	Annual Incentive Stock Options (#) (1)(2)(6)	Restricted Stock Units (#) (1)(3)(6)	One-Time Catch-Up Incentive Stock Options (#) (1)(4)(6)
Phillip P. Chan, MD, PhD	Chief Executive Officer	112,000	87,000	48,000
Vincent J. Capponi	President and Chief Operating Officer	91,000	73,000	42,000
Efthymios N. Deliargyris, MD	Chief Medical Officer	78,000	55,000	40,000

(1) Grant date was July 7, 2023.

(2) The shares underlying the annual incentive stock options (“Annual ISOs”) vest as to one-half of the award on the first anniversary of the date of grant and one-fourth on each of the second anniversary and the third anniversary of the date of grant, subject to the executive officer’s continued service with the Company as of the applicable vesting date.

(3) The restricted stock units (“Annual RSUs”) vest as to two-thirds of the award on the first anniversary of the date of the grant and one-third on the second anniversary of the date of the grant, subject to the executive officer’s continued service with the Company as of the applicable vesting date.

(4) The shares underlying the one-time catch-up incentive stock options (“One-Time Catch-Up ISOs”) vest as to one-half of the shares underlying the award on the first anniversary of the date of grant and one-half of the shares underlying the award on the second anniversary of the date of grant, subject to the executive officer’s continued service with the Company as of the applicable vesting date.

(5) Additionally, Ms. Kathleen Bloch, the Company’s Interim Chief Financial Officer, received 20,000 options which will vest in full on the first anniversary of the date of grant. Such options were awarded on a contingent basis as further described in footnote (6) below.

(6) The equity awards described herein were awarded on a contingent basis. Pursuant to this contingent award structure, the awards will be subject to cash settlement unless prior to the settlement date, the Company has received prior shareholder approval of an amendment to the Amended and Restated CytoSorbents Corporation 2014 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock available for issuance pursuant to awards granted thereunder and such increase is, at a minimum, sufficient to permit the non-cash settlement of the contingent awards.

In connection with each executive officer’s annual performance review, the Board and the Compensation Committee determined that each executive’s base salary for 2023 would remain the same as such executive’s 2022 base salary. The Annual ISOs and Annual RSUs were awarded at the discretion of the Compensation Committee in recognition of the Company’s 2022 performance and the performance of each executive officer. The One-Time Catch-Up ISOs were awarded as a one-time award to each executive officer in order to account for lost wages resulting from the salary freezes implemented by the Company over the preceding two years and to account for recent inflation. The options have a 10-year term and a strike price of $3.53, the closing price of the Company’s common stock as reported on the Nasdaq Capital Market on the date of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2023	CYTOSORBENTS CORPORATION

	By:	/s/ Dr. Phillip P. Chan
	Name:	Dr. Phillip P. Chan
	Title:	Chief Executive Officer